                                                                  EXHIBIT 23(b)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statements of The Williams Companies, Inc. shown below of our report dated January 27, 1998 (March 3, 1998, as to Notes 2 and 16 to the MAPCO Inc. consolidated financial statements) with respect to the consolidated financial statements of MAPCO Inc., which report includes explanatory paragraphs relating to certain litigation to which MAPCO Inc. is a defendant and the change in its method of accounting for business process reengineering activities to conform to the consensus reached by the Emerging Issues Task Force in Issue No. 97-13, appearing in this Annual Report of The Williams Companies, Inc. on Form 10-K for the year ended December 31, 1999.

Form S-3:                  Registration No. 333-20927                  Registration No. 333-20929
                           Registration No. 333-24683                  Registration No. 333-29185
                           Registration No. 333-35097                  Registration No. 333-66141


Form S-8:                  Registration No. 33-36770                   Registration No. 33-40979
                           Registration No. 33-43999                   Registration No. 33-44381
                           Registration No. 33-45550                   Registration No. 33-51539
                           Registration No. 33-51543                   Registration No. 33-51545
                           Registration No. 33-51547                   Registration No. 33-51549
                           Registration No. 33-51551                   Registration No. 33-56521
                           Registration No. 33-58671
                           Registration No. 333-03957                  Registration No. 333-11151
                           Registration No. 333-30095                  Registration No. 333-33735
                           Registration No. 333-40721                  Registration No. 333-48945
                           Registration No. 333-61597                  Registration No. 333-76929
                           Registration No. 333-90265





Deloitte & Touche LLP
Tulsa, Oklahoma
March 22, 2000